UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)
Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

__ Written communications pursuant to Rule 425 under the Securities Act

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.05. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 23, 2008, the Board of Directors ("Board") of Old National Bancorp (the "Company") adopted a new Code of Conduct that applies to the Company's directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The new Code of Conduct addresses, among other things, the following topics: working with integrity; honesty and fair dealing; compliance with laws, rules and regulations (including federal securities laws); conflicts of interest; corporate opportunities; protection and proper use of Company assets; protecting confidential information; and the reporting of any illegal or unethical behavior. In addition, a table of contents and an introductory message from the President and Chief Executive Officer of the Company supporting the Code and its principles was added to the new Code of Conduct.

The Board's adoption of the new Code of Conduct effectively amends the Company's previous Code of Conduct and does not result in any waiver, explicit or implicit, of any provision of the Company's previous Code of Conduct.

This summary is qualified in its entirety by the full text of the new Code of Conduct filed herewith as Exhibit 14.1 to this Current Report on Form 8-K. The new Code of Conduct is also available on the Company's website at www.oldnational.com.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits
Exhibit No.	Description
14.1	Old National Bancorp Code of Conduct approved on October 23, 2008

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: October 29, 2008

By: /s/ Jeffrey L. Knight
 Jeffrey L. Knight
Executive Vice President, Chief Legal Counsel
and Corporate Secretary

EXHIBIT INDEX
Exhibit No.	Description
14.1	Old National Bancorp Code of Conduct approved on October 23, 2008